EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Frederick H. Eppinger, Jr., J. Kendall Huber, and Edward J. Parry, III, each of them singly, our true and lawful attorneys, with full power in each of them, sign for and in each of our names and in any and all capacities, Form 10-K of Allmerica Financial Corporation (the “Company”) and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date
/s/ Frederick H. Eppinger, Jr.		February 23, 2005
Frederick H. Eppinger, Jr.	President, Chief Executive Officer and Director

/s/ Edward J. Parry, III		February 23, 2005
Edward J. Parry, III	Chief Financial Officer, Executive Vice President, Principal Accounting Officer and Director

/s/ Michael P. Angelini		February 23, 2005
Michael P. Angelini	Chairman

/s/ Gail L. Harrison		February 23, 2005
Gail L. Harrison	Director

/s/ M Howard Jacobson		February 23, 2005
M Howard Jacobson	Director

/s/ Wendell J. Knox		February 23, 2005
Wendell J. Knox	Director

/s/ Robert J. Murray		February 23, 2005
Robert J. Murray	Director

/s/ Joseph R. Ramrath		February 23, 2005
Joseph R. Ramrath	Director

/s/ John R. Towers		February 23, 2005
John R. Towers	Director

/s/ Herbert M. Varnum		February 23, 2005
Herbert M. Varnum	Director